M&F BANCORP, INCORPORATED AND SUBSIDIARY

Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-95973 on Form S-8 of our report dated March 31, 2006, relating to the financial statements of M&F Bancorp, Inc. as of December 31, 2005 and for each of the two years in the period ended December 31, 2005, appearing in and incorporated by reference in the Annual Report on Form 10-KSB/A (Amendment No. 1) of M&F Bancorp, Inc. for the year ended December 31, 2006.

/s/ Deloitte and Touche LLP
Raleigh, NC
December 31, 2007

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